CONSENT OF ACCOUNTANT

MILLER AND McCOLLOM
CERTIFIED PUBLIC ACCOUNTANTS
7400 WEST 14th AVENUE, SUITE 10	TELEPHONE (303) 237-3077
LAKEWOOD, COLORADO 80215	FACSIMILE (303) 232-4856
E-MAIL: rmccollom@attglobal net

August 31, 2001

Securities and Exchange Commission
450 West Fifth Street, N. W.
Washington, D. C. 20549

Gentlemen:

We hereby consent to the inclusion of our Report of Independent Certified Public Accountants for Relevant Links, Inc. (A Development Stage Company) in this Form SB-1, (Amendment #4 dated September 4, 2001 as of January 31, 2001 and for the period from April 7, 2000 (date of inception) through January 31, 2001

/s/ Miller and McCollom
MILLER AND MCCOLLOM